Exhibit 99.1

Armstrong World Industries Acquires BŌK Modern and Expands its Architectural Metal Capabilities

LANCASTER, Pa., July 24, 2023 – Armstrong World Industries, Inc. (NYSE: AWI), a leader in the design, innovation and manufacture of ceiling and wall solutions in the Americas, today announced that it has acquired BŌK Modern, LLC (BŌK), a pioneer in the design and development of integrated architectural metal systems for interior and exterior applications.

BŌK has built its business on collaborating with architects, designers, general contractors, and installers to build a growing portfolio of innovative architectural metal solutions. In addition to adding aesthetic appeal, many of its patented designs reduce the amount of metal needed for support structures leading to significant project cost savings. Their portfolio includes standard products and custom solutions such as facades and screens for interior and exterior partitions.

“BŌK is a strong complement to our growing metal category and will add new design capabilities to AWI with a particular focus on innovating to deliver customers’ design intent with greater efficiency,” said AWI CEO and President Vic Grizzle. “We look forward to welcoming the BŌK Modern team to the Armstrong family and to the opportunities ahead as we collaborate to accelerate growth in the metal category.”

BŌK was founded in Northern California in 2009 by designer Heddie Chu and architect Russ Naylor who are both remaining with the company. Since its founding, the company has developed a proven track record with a marquee clientele in the architecture and construction industry based on their innovation, knowledge, service and reliability. With a unique approach to metal fabrication, design and engineering, BŌK works to bring design visions into reality by combining the best design and technical approach to provide superior aesthetics with simplicity and efficiency.

“Much like Armstrong, we pride ourselves on helping designers and architects bring their vision to life with simple, elegant solutions,” said Chu and Naylor. “Armstrong has built a unique position in the industry for metal architectural solutions, and we’re excited about the growth we can achieve by partnering with Armstrong. We look forward to collaborating with Armstrong’s Moz and Arktura businesses, along with our broader metal network, as we share common design and innovation DNA."

BŌK Modern had 2022 revenues of approximately $12 million. AWI funded the acquisition with available cash. Financial terms of the transaction were not disclosed.

For more information, visit www.armstrongceilings.com/BOKModern.

About Armstrong World Industries

Armstrong World Industries, Inc. (AWI) is a leader in the design and manufacture of innovative ceiling and wall system solutions in the Americas. With $1.2 billion in revenue in 2022, AWI has approximately 3,000 employees and a manufacturing network of 16 facilities, plus seven facilities dedicated to its WAVE joint venture.

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Contact:

Theresa Womble, tlwomble@armstrongceilings.com or (717) 396-6354